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                                                                     EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

     The following table sets forth all subsidiaries of Smith International, Inc., other than inactive and insignificant subsidiaries that, considered in the aggregate, would not constitute a significant subsidiary, indicating the percentage of issued and outstanding voting securities beneficially owned by it:

                                                                         % of Direct
                                           Where                         and Indirect
        Name of Subsidiary                 Incorporated                    Ownership
        ------------------                 ------------                  ------------
        Industrias Smith
         Internacional,                    Mexico                           100%
         S.A. de C.V.
        Omega Insurance Ltd.               Bermuda                          100%
        S.I. Nederland B.V.                Netherlands                      100%
        Smith International
         Acquisition Corp.                 Delaware                         100%
        Smith International
         Australia (Pty) Ltd.              Australia                        100%
        Smith International
         Canada Ltd.                       Canada                           100%
        Smith Equipamentos
         E Servicos S/A                    Brazil                           100%
        Smith International
         Deutschland GmbH                  Germany                          100%
        Smith International
         Gulf Services Ltd.*               U.A.E.                            49%
        Smith International
         France, S.A.R.L.                  France                           100%
        Smith International
         Italia,  S.p.A.                   Italy                            100%
        Smith International
         (North Sea) Ltd.                  Scotland                         100%
        Smith International
         Sales Corporation                 California                       100%
        Smith Internacional
         de Venezuela, C.A.                Venezuela                        100%


*    Not consolidated; accounted for on the equity method of accounting.

Except as indicated, all of the above subsidiaries are included in the Company's consolidated financial statements.